TOYS“R”US, INC. REPORTS RESULTS FOR SECOND QUARTER 2015

•	Consolidated Adjusted EBITDA[1] improved by $39 million for the quarter, resulting in an LTM[1] Adjusted EBITDA of $724 million

•	International comparable store net sales increased by 3.3% marking the sixth consecutive quarter of improvement

•	Domestic operating earnings improved by $57 million to $78 million

•	Fit for Growth savings target remained at $325 million, amount realized increased from $155 million through Q1 to $196 million through Q2

•	Consolidated Net Leverage[2] improved by 2.0x to 6.7x

WAYNE, NJ (September 15, 2015) - Toys“R”Us, Inc. today reported financial results for the second quarter ended August 1, 2015.
In the second quarter, consolidated Adjusted EBITDA grew 47%, benefited by SG&A savings from the “Fit for Growth” initiative. Domestic operating performance improved significantly and Domestic gross margin rate remained strong. International continued its positive comparable store net sales trend with particular strength in Canada, Central Europe and China and Southeast Asia.
Dave Brandon, Chairman and Chief Executive Officer, Toys“R”Us, Inc., stated, “In the two months I’ve been here, I have been impressed with the work done by the team to right-size the cost structure and position the company for growth. Now, the focus turns to solidifying our roadmap for the future and ensuring we have the right talent and structure in place to move quickly. I am excited to be here and confident in our ultimate success.”
Second Quarter Highlights

•
Consolidated net sales were $2,293 million, a decrease of $147 million compared to the prior year period. Excluding a $144 million negative impact of foreign currency translation, net sales declined $3 million. The relatively flat net sales resulted from an increase in International comparable store net sales, offset by a decrease in Domestic comparable store net sales.

•
International comparable store net sales were up 3.3% primarily driven by increases in the learning, baby and core toy categories, partially offset by a decrease in our entertainment category (which includes electronics, video game hardware and software). Domestic comparable store net sales were down 2.5% primarily due to a planned decrease in promotional activity. While core toy category sales increased, we experienced declines in the baby, entertainment and seasonal categories.

•
Gross margin dollars were $875 million, compared to $916 million for the prior year period, a decrease of $41 million. Excluding a $58 million negative impact from foreign currency translation, gross margin dollars increased by $17 million. Gross margin, as a percentage of net sales, was 38.2% an increase of 0.7 percentage points versus the prior year period. The gross margin improvement was attributable to the Domestic segment, which increased by 1.5 percentage points to 36.2% as a result of a prior year $19 million loss on previously identified clearance inventory. International segment gross margin, as a percentage of net sales, decreased by 0.6 percentage points.

•
Selling, general and administrative expenses (“SG&A”) decreased by $82 million to $796 million, compared to $878 million in the prior year period. Excluding a $50 million favorable impact from foreign currency translation, SG&A decreased by $32 million, primarily due to a $15 million decline in store payroll expenses, a $9 million decrease in advertising and promotional expenses and a $6 million reduction in sponsor fees as a result of an amendment to the advisory agreement.

•
Operating earnings were $15 million, compared to an operating loss of $42 million in the prior year period. Domestic segment operating earnings improved by $57 million, primarily as a result of SG&A savings compared to the prior year period. International segment operating performance and corporate overhead remained consistent compared to the prior year period.

•	Adjusted EBITDA[1] was $122 million, compared to $83 million in the prior year period, an improvement of $39 million.

•	Net loss was $99 million, compared to a net loss of $148 million in the prior year period, an improvement of $49 million.
Liquidity and Capital Spending
The Company ended the second quarter with total liquidity of $1.0 billion, comprised of cash and cash equivalents of $417 million and availability under committed lines of credit of $596 million. Toys“R”Us-Delaware, Inc. ended the second quarter with $648 million of liquidity, which included cash and cash equivalents of $151 million.

Through the end of the second quarter of fiscal 2015, the Company invested $82 million primarily for enhancements to information technology, store maintenance and improvements to distribution centers, compared to $86 million in the prior year period.
Further information regarding the Company’s financial performance relating to the second quarter of fiscal 2015 is presented in its quarterly report on Form 10-Q, which was filed with the Securities and Exchange Commission on September 15, 2015.
A summary of our “Fit for Growth” initiative is set forth at the end of this press release.
1 A detailed description and reconciliation of EBITDA and Adjusted EBITDA for Toys“R”Us, Inc. and Toys“R”Us-Delaware, Inc., and management’s reasons for using these measures, are set forth at the end of this press release. LTM Adjusted EBITDA represents Adjusted EBITDA for the last twelve months.
2 Net Leverage represents total debt outstanding less cash and cash equivalents and restricted cash attributed to debt as of the end of the quarter, divided by LTM Adjusted EBITDA.
About Toys“R”Us, Inc.
Toys“R”Us, Inc. is the world’s leading dedicated toy and baby products retailer, offering a differentiated shopping experience through its family of brands. Merchandise is sold in 864 Toys“R”Us and Babies“R”Us stores in the United States, Puerto Rico and Guam, and in more than 730 international stores and over 240 licensed stores in 38 foreign countries and jurisdictions. In addition, it exclusively operates the legendary FAO Schwarz brand and sells extraordinary toys at FAO.com. With its strong portfolio of e-commerce sites including Toysrus.com, Babiesrus.com and FAO.com, it provides shoppers with a broad online selection of distinctive toy and baby products. Headquartered in Wayne, NJ, Toys“R”Us, Inc. employs approximately 66,000 associates annually worldwide. The Company is committed to serving its communities as a caring and reputable neighbor through programs dedicated to keeping kids safe and helping them in times of need. Additional information about Toys“R”Us, Inc. can be found on Toysrusinc.com.
Forward-Looking Statements
All statements that are not historical facts in this press release, including statements about our beliefs or expectations, are forward-looking statements. These statements are subject to risks, uncertainties and other factors, including, among others, the seasonality of our business, competition in the retail industry, changes in our product distribution mix and distribution channels, general economic factors in the United States and other countries in which we conduct our business, consumer spending patterns, birth rates, our ability to implement our strategy including implementing initiatives for season, our ability to recognize cost savings, marketing strategies, the availability of adequate financing, access to trade credit, changes in consumer preferences, changes in employment legislation, our dependence on key vendors for our merchandise, political and other developments associated with our international operations, costs of goods that we sell, labor costs, transportation costs, domestic and international events affecting the delivery of toys and other products to our stores, product safety issues including product recalls, the existence of adverse litigation, changes in laws that impact our business, our substantial level of indebtedness and related debt-service obligations, restrictions imposed by covenants in our debt agreements and other risks, uncertainties and factors set forth in our reports and documents filed with the Securities and Exchange Commission (which reports and documents should be read in conjunction with this press release). In addition, we typically earn a disproportionate part of our annual operating earnings in the fourth quarter as a result of seasonal buying patterns and these buying patterns are difficult to forecast with certainty. We believe that all forward-looking statements are based on reasonable assumptions when made; however, we caution that it is impossible to predict actual results or outcomes or the effects of risks, uncertainties or other factors on anticipated results or outcomes and that, accordingly, one should not place undue reliance on these statements. Forward-looking statements speak only as of the date they were made, and we undertake no obligation to update these statements in light of subsequent events or developments unless required by the Securities and Exchange Commission’s rules and regulations. Actual results and outcomes may differ materially from anticipated results or outcomes discussed in any forward-looking statement.
# # #
For more information please contact:
Lenders and Note Investors:
Chetan Bhandari, Senior Vice President, Corporate Finance & Treasurer at 973-617-5841 or Chetan.Bhandari@toysrus.com
Media:
Kathleen Waugh, Vice President, Corporate Communications at 973-617-5888, 646-366-8823 or waughk@toysrus.com

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	13 Weeks Ended		26 Weeks Ended
(In millions)	August 1, 2015	August 2, 2014	August 1, 2015	August 2, 2014
Net sales	$2,293	$2,440	$4,618	$4,919
Cost of sales	1,418	1,524	2,881	3,085
Gross margin	875	916	1,737	1,834
Selling, general and administrative expenses	796	878	1,623	1,795
Depreciation and amortization	86	95	173	199
Other income, net	(22)	(15)	(44)	(27)
Total operating expenses	860	958	1,752	1,967
Operating earnings (loss)	15	(42)	(15)	(133)
Interest expense	(106)	(102)	(220)	(210)
Interest income	—	1	1	2
Loss before income taxes	(91)	(143)	(234)	(341)
Income tax expense	6	4	2	2
Net loss	(97)	(147)	(236)	(343)
Less: Net earnings attributable to noncontrolling interest	2	1	3	1
Net loss attributable to Toys “R” Us, Inc.	$(99)	$(148)	$(239)	$(344)

CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)

(In millions)	August 1, 2015	January 31, 2015	August 2, 2014
ASSETS
Current Assets:
Cash and cash equivalents	$417	$698	$353
Accounts and other receivables	243	225	245
Merchandise inventories	2,211	2,064	2,344
Current deferred tax assets	41	45	22
Prepaid expenses and other current assets	149	122	164
Total current assets	3,061	3,154	3,128
Property and equipment, net	3,222	3,335	3,514
Goodwill	64	64	64
Deferred tax assets	128	133	153
Restricted cash	53	53	55
Other assets	343	376	416
Total Assets	$6,871	$7,115	$7,330

LIABILITIES, TEMPORARY EQUITY AND STOCKHOLDERS’ DEFICIT
Current Liabilities:
Accounts payable	$1,246	$1,571	$1,228
Accrued expenses and other current liabilities	889	1,032	903
Income taxes payable	27	20	24
Current portion of long-term debt	226	176	165
Total current liabilities	2,388	2,799	2,320
Long-term debt	5,056	4,612	5,247
Deferred tax liabilities	112	112	88
Deferred rent liabilities	342	347	359
Other non-current liabilities	260	255	229
Temporary equity	85	85	83
Total stockholders’ deficit	(1,372)	(1,095)	(996)
Total Liabilities, Temporary Equity and Stockholders’ Deficit	$6,871	$7,115	$7,330

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	26 Weeks Ended
(In millions)	August 1, 2015	August 2, 2014
Cash Flows from Operating Activities:
Net loss	$(236)	$(343)
Adjustments to reconcile Net loss to Net cash used in operating activities:
Depreciation and amortization	173	199
Amortization and write-off of debt issuance costs and debt discount	21	23
Deferred income taxes	2	4
Unrealized losses on foreign exchange	3	—
Other	(9)	10
Changes in operating assets and liabilities:
Accounts and other receivables	4	27
Merchandise inventories	(166)	(166)
Prepaid expenses and other operating assets	(15)	(22)
Accounts payable, Accrued expenses and other liabilities	(435)	(304)
Income taxes payable and receivable	(17)	(25)
Net cash used in operating activities	(675)	(597)
Cash Flows from Investing Activities:
Capital expenditures	(82)	(86)
Proceeds from sales of fixed assets	12	9
Decrease (increase) in restricted cash	1	(1)
Acquisitions	(2)	—
Net cash used in investing activities	(71)	(78)
Cash Flows from Financing Activities:
Long-term debt borrowings	669	735
Long-term debt repayments	(205)	(341)
Short-term debt borrowings, net	8	—
Capitalized debt issuance costs	(2)	(13)
Net cash provided by financing activities	470	381
Effect of exchange rate changes on Cash and cash equivalents	(5)	3
Cash and cash equivalents:
Net decrease during period	(281)	(291)
Cash and cash equivalents at beginning of period	698	644
Cash and cash equivalents at end of period	$417	$353

OPERATING METRICS
(Unaudited)

	13 Weeks Ended		26 Weeks Ended
	August 1, 2015	August 2, 2014	August 1, 2015	August 2, 2014
Domestic Segment:
Operating Data
Gross margin as a percentage of net sales (1)	36.2%	34.7%	36.1%	35.2%
Comparable store net sales	(2.5)%	1.5%	(2.4)%	2.7%
Change in number of transactions	(4.8)%	0.3%	(4.5)%	1.8%
Change in average basket size	2.3%	1.2%	2.1%	0.9%
Net Sales by Product Category
Baby	46.4%	47.2%	48.1%	48.5%
Core Toy	14.0%	13.1%	13.5%	12.5%
Entertainment	5.7%	6.4%	6.5%	7.2%
Learning	18.2%	17.7%	17.9%	17.5%
Seasonal	14.9%	15.0%	13.4%	13.7%
Other (2)	0.8%	0.6%	0.6%	0.6%
Total	100%	100%	100%	100%

International Segment:
Operating Data
Gross margin as a percentage of net sales	41.2%	41.8%	40.2%	40.6%
Comparable store net sales (3)	3.3%	2.5%	2.3%	1.7%
Change in number of transactions	(2.5)%	5.3%	(0.9)%	3.4%
Change in average basket size (3)	5.8%	(2.8)%	3.2%	(1.7)%
Net Sales by Product Category
Baby	25.4%	25.0%	26.0%	26.0%
Core Toy	20.1%	19.7%	20.3%	19.6%
Entertainment	5.8%	7.1%	6.0%	7.3%
Learning	26.9%	25.8%	27.3%	26.1%
Seasonal	20.9%	21.5%	19.5%	20.1%
Other (4)	0.9%	0.9%	0.9%	0.9%
Total	100%	100%	100%	100%

Consolidated:
Operating Data
Gross margin as a percentage of net sales (1)	38.2%	37.5%	37.6%	37.3%
Comparable store net sales (3)	(0.2)%	1.9%	(0.6)%	2.3%
Change in number of transactions	(3.8)%	2.5%	(2.8)%	2.5%
Change in average basket size (3)	3.6%	(0.6)%	2.2%	(0.2)%

(1)	Fiscal 2014 includes the impact of an incremental loss on previously identified clearance inventory.

(2)	Consists primarily of non-product related revenues.

(3)	Excludes the impact of foreign currency translation.

(4)	Consists primarily of non-product related revenues, including licensing fees from unaffiliated third parties.

FIT FOR GROWTH SAVINGS THROUGH SECOND QUARTER 2015
(Unaudited)

(In millions)
	Initiatives	Domestic			International			Consolidated
		Actual	Estimated Remaining	Total	Actual	Estimated Remaining	Total	Total
Margin	Marketing Effectiveness	$79	$5	$84	$—	$—	$—	$84
	End-to-End	21	—	21	—	—	—	21
	Private Label	—	18	18	—	12	12	30
	Sub-total Margin	$100	$23	$123	$—	$12	$12	$135

SG&A	In-Store Operations	36	17	53	6	8	14	67
	Supply Chain	1	3	4	—	9	9	13
	Organizational Effectiveness	7	18	25	1	11	12	37
	Procurement & Other	39	19	58	6	9	15	73
	Sub-total SG&A	$83	$57	$140	$13	$37	$50	$190
	Fit For Growth Total	$183	$80	$263	$13	$49	$62	$325

Non-GAAP Disclosure of EBITDA and Adjusted EBITDA
We believe Adjusted EBITDA is useful to investors because it is frequently used by securities analysts, investors and other interested parties in the evaluation of companies in our industry. Investors in the Company regularly request Adjusted EBITDA as a supplemental analytical measure to, and in conjunction with, the Company’s financial data prepared in accordance with accounting principles generally accepted in the United States (“GAAP”). We understand that investors use Adjusted EBITDA, among other things, to assess our period-to-period operating performance and to gain insight into the manner in which management analyzes operating performance.
In addition, we believe that Adjusted EBITDA is useful in evaluating our operating performance compared to that of other companies in our industry because the calculation of EBITDA and Adjusted EBITDA generally eliminates the effects of financing and income taxes and the accounting effects of capital spending and acquisitions, which items may vary for different companies for reasons unrelated to overall operating performance. We use the non-GAAP financial measures for planning and forecasting and measuring results against the forecast and in certain cases we use similar measures for bonus targets for certain of our employees. Using several measures to evaluate the business allows us and investors to assess our relative performance against our competitors.
Although we believe that Adjusted EBITDA can make an evaluation of our operating performance more consistent because it removes items that do not reflect our core operations, other companies, even in the same industry, may define Adjusted EBITDA differently than we do. As a result, it may be difficult to use Adjusted EBITDA or similarly named non-GAAP measures that other companies may use to compare the performance of those companies to our performance. The Company does not, and investors should not, place undue reliance on EBITDA or Adjusted EBITDA as measures of operating performance.
A reconciliation of Net loss attributable to Toys “R” Us, Inc. to EBITDA and Adjusted EBITDA for Toys “R” Us, Inc. is as follows:

	13 Weeks Ended		26 Weeks Ended		LTM
(In millions)	August 1, 2015	August 2, 2014	August 1, 2015	August 2, 2014	August 1, 2015	August 2, 2014
Net loss attributable to Toys “R” Us, Inc.	$(99)	$(148)	$(239)	$(344)	$(187)	$(1,159)

Add:
Income tax expense	6	4	2	2	32	292
Interest expense, net	106	101	219	208	458	499
Depreciation and amortization	86	95	173	199	351	392
EBITDA	99	52	155	65	654	24

Adjustments:
Foreign currency re-measurement (a)	9	—	3	—	18	—
Compensation expense (b)	8	5	11	5	28	9
Severance (c)	8	4	13	15	15	15
Impairment of long-lived assets	2	4	4	7	10	48
Net earnings attributable to noncontrolling interest	2	1	3	1	6	4
Certain transaction costs	1	1	2	1	(1)	1
Net gains on sales of properties	(6)	(3)	(7)	(3)	(9)	(4)
Litigation (d)	(1)	—	(1)	—	(9)	3
Sponsors’ management and advisory fees (e)	—	6	5	12	11	23
Store closure costs (f)	—	—	4	5	3	7
Property losses, net of insurance recoveries (g)	—	(7)	—	(7)	(2)	(7)
Obsolete inventory clearance (h)	—	20	—	9	—	60
Prior period adjustments (i)	—	—	—	—	—	17
Goodwill impairment (j)	—	—	—	—	—	378
Adjusted EBITDA (k)	$122	$83	$192	$110	$724	$578

A reconciliation of Net loss to EBITDA and Adjusted EBITDA for Toys “R” Us-Delaware, Inc. is as follows:

	13 Weeks Ended		26 Weeks Ended		LTM
(In millions)	August 1, 2015	August 2, 2014	August 1, 2015	August 2, 2014	August 1, 2015	August 2, 2014
Net loss	$(57)	$(116)	$(135)	$(240)	$(121)	$(775)

Add:
Income tax expense	3	9	4	9	2	60
Interest expense, net	39	40	86	83	200	169
Depreciation and amortization	58	64	115	137	230	262
EBITDA	43	(3)	70	(11)	311	(284)

Adjustments:
Foreign currency re-measurement (a)	9	—	3	—	18	—
Compensation expense (b)	—	4	2	4	12	6
Severance (c)	4	2	8	12	9	12
Impairment of long-lived assets	1	3	2	6	3	25
Certain transaction costs	—	1	—	1	(3)	1
Net gains on sales of properties	—	(1)	—	(1)	—	(2)
Litigation (d)	—	—	—	—	(8)	3
Sponsors’ management and advisory fees (e)	—	5	4	11	10	18
Store closure costs (f)	—	—	7	5	24	16
Property losses, net of insurance recoveries (g)	—	(7)	—	(7)	(2)	(7)
Obsolete inventory clearance (h)	—	20	—	9	—	60
Prior period adjustments (i)	—	—	—	—	—	17
Goodwill impairment (j)	—	—	—	—	—	361
Adjusted EBITDA (k)	$57	$24	$96	$29	$374	$226

(a)
Represents the unrealized loss on foreign exchange related to the re-measurement of the portion of the Tranche A-1 loan facility due fiscal 2019 attributed to Toys “R” Us (Canada) Ltd. Toys “R” Us (Canada) Ltee.

(b)
Represents the incremental compensation expense related to certain one-time awards and modifications, net of forfeitures of certain officers’ awards. In fiscal 2014, we revised our definition of Adjusted EBITDA to include the impact of forfeitures of certain officers’ awards and have therefore revised our prior periods’ Adjusted EBITDA.

(c)	In fiscal 2014, we revised our definition of Adjusted EBITDA to include non-officers’ severance. We have therefore revised our prior periods’ Adjusted EBITDA.

(d)	Represents certain litigation expenses and settlements recorded for legal matters.

(e)
Represents the fees expensed to our Sponsors in accordance with the advisory agreement. In June 2015, the advisory agreement was amended in order to reduce the advisory fees payable in fiscal 2015 and thereafter from $17 million to $6 million annually.

(f)
Represents store closure costs, net of lease surrender income. In fiscal 2014, we revised our definition of Adjusted EBITDA to include lease surrender income. We have therefore revised our prior periods’ Adjusted EBITDA.

(g)	Represents property losses and insurance claims recognized.

(h)
Represents the incremental expense related to the write-down of excess and obsolete inventory. In fiscal 2014, we also revised our definition of Adjusted EBITDA to include third party fees associated with our clearance efforts. We have therefore revised our prior periods’ Adjusted EBITDA.

(i)	Represents a non-cash cumulative correction of prior period accrued vacation accounting in fiscal 2013.

(j)	Represents the impairment of goodwill associated with our Toys-Domestic and Toys-Japan reporting units.

(k)
Adjusted EBITDA is defined as EBITDA (earnings (loss) before net interest income (expense), income tax expense (benefit), depreciation and amortization), as further adjusted to exclude the effects of certain income and expense items that management believes make it more difficult to assess the Company’s actual operating performance including certain items which are generally non-recurring. We have excluded the impact of such items from internal performance assessments. We believe that excluding items such as Sponsors’ management and advisory fees, asset impairment charges, restructuring charges, severance, impact of litigation, store closure costs, noncontrolling interest, net gains on sales of properties and other charges, helps investors compare our operating performance with our results in prior periods. We believe it is appropriate to exclude these items as they are not related to ongoing operating performance and, therefore, limit comparability between periods and between us and similar companies.